Securities and Exchange Commission

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of shareholders of First Citizens BancShares, Inc. (“BancShares”) was held on April 23, 2012.  At the meeting, the shareholders:

●	voted on the election of 14 directors for terms of one year each;
●	voted on a non-binding, advisory “say-on-pay” resolution to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the annual meeting;
●	voted on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent public accountants for 2012; and
●	voted on a shareholder proposal regarding cumulative voting in the election of directors.

The following tables describe the final results of the voting at the annual meeting.

Election of Directors

Name of Nominee	Votes Cast "For"	Votes "Withheld"	Broker Nonvotes
John M. Alexander, Jr.	30,474,790	395,017	1,960,821
Carmen Holding Ames	30,801,253	68,554	1,960,821
Victor E. Bell III	30,493,467	376,340	1,960,821
Hope Holding Connell	30,747,861	121,946	1,960,821
Hubert M. Craig III	30,477,725	392,082	1,960,821
H. Lee Durham, Jr.	30,493,244	376,583	1,960,821
Daniel L. Heavner	30,820,923	48,884	1,960,821
Frank B. Holding	30,745,700	124,107	1,960,821
Frank B. Holding, Jr.	30,752,761	117,046	1,960,821
Lucius S. Jones	30,806,188	63,619	1,960,821
Robert E. Mason IV	30,820,946	48,861	1,960,821
Robert T. Newcomb	30,644,377	225,430	1,960,821
James M. Parker	30,732,213	137,594	1,960,821
Ralph K. Shelton	30,820,953	48,854	1,960,821

“Say-on-Pay” Vote

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Non-binding, advisory resolution to approve compensation paid or provided to executive officers as disclosed in the annual meeting proxy statement	30,556,524	160,114	153,188	1,960,802

Ratification of Appointment of Independent Accountants

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Ratification of the appointment of independent accountants	32,795,787	28,154	6,687	0

Shareholder Proposal on Cumulative Voting in Election of Directors

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Shareholder proposal regarding cumulative voting in the election of directors	3,105,921	27,278,768	485,136	1,960,803

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:April 25, 2012                                           By:     /s/ KENNETH A. BLACK
Kenneth A. Black
Chief Financial Officer